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Exhibit 99.10

Isonics Corporation Announces Appointment of Daniel Grady to Vice President for Commercialization in Homeland Security Division

CEO Comments on Veteran Isonics VP and Background in Commercialization of High-Tech Products, Nasdaq Request for Information and Warrant Exercises

        GOLDEN, Colo.—(BUSINESS WIRE)—November XX, 2004—Isonics Corporation (NASDAQ:ISON—News), committed to the development of next-generation technology for the homeland security and semiconductor markets, has announced that Dr. Daniel J. Grady, longtime Vice President of the Isonics Life Sciences division, has been named to the post of Vice President, Product Development and Commercialization for the Company's homeland security division.

        The announcement was made by James E. Alexander, Isonics' chairman and CEO.

        Dr. Grady, who holds a Ph.D. in nuclear engineering from the University of Michigan, will oversee product development, engineering and regulatory compliance for Isonics' NeutroTest™ explosive detection device, and for other products expected to be developed through Isonics' neutron-based trace detection technology.

        "Dr. Grady's blend of technical and marketing experience at major technology companies such as TRW and GE provide a depth of experience highly relevant to the goals in our homeland security division," said Mr. Alexander. "Dan has a deep background in the successful development of high-technology products in both the medical systems and nuclear power industries, and we're fortunate we can apply his knowledge and leadership in our homeland security division."

        Dr. Grady joined Isonics in 1995. He was previously Vice President of Research and Development at Sopha Medical Systems, a medical diagnostic imaging equipment manufacturer. He has served as Marketing Manager at GE Nuclear Energy, and worked for GE Nuclear Medicine in England and the United States. He has also held the post of Engineering Analysis Section Head for TRW.

        In related news, Isonics is seeking a new director of commercialization, a position that was to be filled by Charles Minter. Shortly after commencement of his engagement, Mr. Minter informed the Company that he had elected to accept the newly-offered position of interim CEO for his previous consulting client, a medical device company, and thus would terminate his arrangement with Isonics. The new director of commercialization will report to Dr. Grady.

        Lindsay Gardner, Isonics' Vice President of Corporate Development, will temporarily assume responsibility for the Life Sciences division, working with Dr. Grady to assure a smooth transition for customers and suppliers.

Other Developments

        In other developments, Isonics is responding to requests for information received from the Nasdaq Stock Market with respect to the significant trading volume and volatility that occurred in October following announcements related to the Company's Homeland Security and Defense division. Isonics is providing information and documents as requested and appreciates Nasdaq's inquiry which it believes will benefit Isonics and its shareholders. The Company also reiterated that no officers or directors of Isonics have sold any shares, warrants or other Isonics' securities during this period.

        The Company also noted that since October 1 through 4:00 pm Friday, November 26, holders of warrants issued in relation to previous equity financings exercised their warrants providing in excess of $4 million in proceeds to the Company. As noted in the Company's 10-KSB filing for the fiscal period ended April 30, 2004, as of July 14, 2004 the Company had outstanding options and common stock warrants for the purchase of up to 9,950,958 shares of common stock at an average exercise price of $1.37 per share. A detailed description of the warrants is set forth in that filing. The proceeds generated from the exercise of these warrants are in addition to the $3.3 million in proceeds from a separate financing the Company announced on October 6, 2004.

        "The receipt of these proceeds in addition to our $3.3 million in financing announced October 6, 2004, has created a much stronger Isonics and will give us additional resources to pursue a number of potentially attractive opportunities," stated Mr. Alexander. "We anticipate this capital will help support significant internal growth as well as growth through potential acquisitions in the expansion of the Company's activities in the new homeland security division as well as in the Company's semiconductor and health sciences divisions. While there are no assurances we will be successful in generating growth, having these significant resources provides much greater leverage for the Company to do so."

About Isonics Corporation

        Isonics Corporation has three business divisions: (1) Isonics Semiconductor, (2) Isonics Life Sciences, and (3) Homeland Security and Defense. Isonics is a world leader in isotopically engineered materials and through its semiconductor division produces isotopically pure silicon-28 chemicals and wafers for the semiconductor industry. Through advances in nanotechnology, the Company is also focused on research and development opportunities for further, value-added product and application development. Isonics' Life Sciences division markets and sells stable isotopes for the health care industry such as carbon-13 for diagnostic breath tests and drug design, and radioisotopes and stable isotopes, such as oxygen-18 for positron emission tomography (PET) imaging. Stable isotopes can be thought of as ultra pure materials. This high degree of purification provides enhanced properties as compared to natural materials. Our efforts in the Homeland Security segment are nascent at the present time as we proceed to develop further our neutron-based detection technologies. Additional information may be obtained at the Company's Web site at http://www.isonics.com. A presentation about Isonics' NeutroTest™ explosive detection prototype can be found at http://www.tri103.com/isonics/madrid.pdf. A video demonstrating the functioning NeutroTest prototype can be viewed at http://www.trilogy-capital.com.edgesuite.net/.

Cautionary Statement

        Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in industries where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company's control. Other important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company's 10-KSB for the year ended April 30, 2004, and its quarterly report on Form 10-QSB for the three months ended July 31, 2004, both as filed with the Securities and Exchange Commission, which include the Company's historical cash flow difficulties, dependence on significant customers, and rapid development of technology, among other risks. In assessing forward-looking statements contained herein, readers are urged to carefully read all cautionary statements contained in the Company's filings with the Securities and Exchange Commission. Isonics cautions investors that there are currently no commercial NeutroTest products, and no guarantee there will be. Isonics has made no NeutroTest sales and no government agency or other person has expressed an interest in purchasing NeutroTest. There can be no assurance that Isonics will be able to manufacture the NeutroTest for the market at a cost and with capabilities that meet the needs of prospective customers.

        This announcement may contain forward-looking statements made by senior management of Isonics that involve risks and uncertainties, such as statements about plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and performances, or achievements expressed or implied by the forward-looking statements. Actual future results and trends may differ materially from those made in—or suggested by—statements made in this announcement due to a variety of factors. Consequently, you should not place undue reliance on any forward-looking statements made in this announcement. For more information about Isonics and risks arising from investing in Isonics, you are directed to the Company's most recent Form 10-KSB filed with the Securities and Exchange Commission.

Contact:

  Isonics Corporation
  Boris Rubizhevsky, 303-279-7900
  or
  Investor Relations:
  Trilogy Capital Partners, Inc.
  Paul Karon, 800-342-1467
  paul@trilogy-capital.com

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Isonics Corporation Announces Appointment of Daniel Grady to Vice President for Commercialization in Homeland Security Division